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                                                                    Exhibit 10.5

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into between Overhill Farms, Inc., a Nevada Corporation (the "Company") and Andrew Horvath (the "Employee"), a resident of Huntington Beach, California, as of the first day of November, 1999.

                                    ARTICLE I

         Section 1.1: Employment. The Company hereby employs the Employee as Senior Vice President and Chief Financial Officer of the Company, and Employee hereby accepts employment in such capacity, upon and subject to the terms and conditions of this Agreement.

                                   ARTICLE II

         Section 2.1: Term. Subject to the provisions for termination hereinafter, provided, the initial terms of this Agreement shall begin on the 1st day of November, 1999, and shall end three (3) years thereafter. This Agreement shall continue from year to year thereafter unless terminated by either party hereto as herein provided.

         Section 2.2: Compensation. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee a salary of $140,000 per year during the term of this Agreement, payable in monthly installments on or before the last day of each month during the full term hereof, or in such other convenient periodic payments as the Company and the Employee may mutually agree. The Company will review salary on an annual basis consistent with usual Company practice. The Employee will be entitled to participate in any Stock Option or Bonus Plans offered by the Company.

         Section 2.3: Other Benefits. During the Employment Term the Company shall provide Employees with the same insurance and other benefits that the Company makes available to other employees in accordance with the Company's policies as they exist from time to time.

         Section 2.4: Vacation and Sick Pay. The Employee shall be entitled to an annual vacation of fifteen (15) business days with full pay. Such vacation shall be taken at a time selected by the Employee. In addition, the Employee shall be entitled to ten (10) business days per year as sick leave or personal business days with full pay.

         Section 2.5: Holidays. The Employee shall be entitled to a holiday with full pay on New Year's Day, Memorial Day, Independence Day, Labor Day,

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                           Thanksgiving Day, Christmas Day, and such other days
                           as the Companies shall from time to time determine.

         Section 2.6: Business Expenses. The Employee is authorized to incur reasonable and necessary business expenses in the performance of the Employee's duties under this Agreement, including expenditures for travel and entertainment. The Company will reimburse the Employee from time to time for all such business expenses.

         Section 2.7: Automobile Allowance. The Employee shall be entitled to an automobile allowance consistent with usual Company practice.

                                            ARTICLE III

         Section 3.1: Duties. The Employee shall carry out those duties normally assigned to the Vice President and Chief Financial Officer of similar corporations.

         Section 3.2: Disclosure of Information. The Employee recognizes and acknowledges that his position with the Company is one of the highest trust and confidence by reason of his access to confidential and proprietary business information of the Company. The Employee will not, during his employment and for a period of six (6) months after the termination of his employment hereunder, unless required by law or regulation, disclosure any information obtained from the Company that is not otherwise publicly available, or any person or entity doing business with the Company which information is given and disclosed t him during the course of employment with the Company, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the express approval or direction of the Board of Directors of the Company.

                                            ARTICLE IV

         Section 4.2: Resignation of the Employee. In the event of the termination of this Agreement prior to the completion of the term of employment specified above by the voluntary resignation of the Employee, the Employee shall be entitled to:

         (a) His base salary earned prior to the date of termination as provided for in Section 2.2 of this Agreement computed pro rata up to and including the date of termination or resignation;

         (b) Accrued but unused vacation, sick leave, and personal business days;

         (c) Reimbursement for reasonable and necessary business expenses incurred before resignation; and

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         (d)     All amounts to which the Employee is entitled under the
                 Companies' Profit Sharing Plan.

         Section 4.2:      Termination by Reason of Death or Disability.

         (a) Upon the death of the Employee, the Employment Term shall automatically terminate on the last day of the month in which the death of Employee occurs.

         (b) If Employee is determined to be Disabled (as hereinafter defined) then the Companies may, upon thirty (30) days written notice to Employee, terminate Employee's employment hereunder, but in addition to the benefits described in Section 4.2(c) below, Employee shall continue to receive full salary for six months or until he is eligible to receive any benefits to which he may be entitled under the terms of the long-term disability coverage provided by he Company. For the purposes of this Agreement, the "Disability" of Employee shall mean any incapacity or inability to perform Employee's normal or assigned duties to the Company, in either case due to injury or illness (physical or mental), for a period of at least forty-five (45) days out of any calendar year.

         (c)     Upon termination of employment pursuant to Section 4.2(a) or
                 (b) of the Employee or his estate shall be entitled to receive:

         (i) The base salary provided by Section 2.2 that the Employee was then receiving through the date of termination as provided above;

         (ii) All bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned;

         (iii)   Accrued but unused vacation and sick leave pay;

         (iv) Reimbursement for reasonable and necessary business expenses previously incurred.

         (v) All amounts to which the Employee is entitled under any Profit Sharing Plan of the Company.

         Section 4.3: Termination by the Company for Cause. Subject to any opportunity to cure on the part of Employee, the Company may for cause (as hereinafter defined) terminate Employee's employment hereunder upon written notice specifying the particulars of the Cause. "Cause" shall mean:

         (a) Any international material breach by the Employee of any of the terms and conditions of this Agreement;

         (b)      A breach of Employee's fiduciary duties to the Company;

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         (c)     Misappropriation of any material amount of the Company's
                 assets; or

         (d) Employee's habitual negligence or nonfeasance in the performance of his duties hereunder; and

         With respect to any of the events specified in (a), (b), (c) and (d) above, the Company will provide Employee with written notice thereof and a ten
(10) working day opportunity to cure such matter to the satisfaction of the Company.

         In the event of the termination of this Agreement for any of the reasons set forth in this Section 4.3 the Employee shall be entitled to receive:

         (a) His base salary earned prior to the date of termination as provided in Section 2.2 of this Agreement computed pro rata up to and including the date of termination;

         (b) All amounts to which the Employee is entitled under the Company's Profit Sharing Plan; and

         (c) Any bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned. The Employee's share of any annual cash bonus pool shall be computed pro rata based on the actual number of days during the year the Employee was employed by the Company; provided, however, nothing herein shall be construed to require the Company to calculate or pay any bonus prior to the regularly scheduled time for making such calculation or payment; and

         (d)     Any accrued but unused vacation and sick leave pay.

         Section 4.4:      Termination on Grounds Other Than Cause,
                           Disability or Death. Should the Employee's employment hereunder be terminated by the Company on grounds other than for Cause, disability, resignation or death, the Employee shall be entitled to receive, as the Employee's sole remedy and as liquidated damages:

         (a) The greater of (i) the base salary that the Employee was then receiving for the remainder of the term of employment set forth in Section 2.2 above, or (ii) $200,000, paid in a lump sum; and

         (b) Any bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned. The Employee's share of any annual cash bonus pool shall be computed pro rata based on the actual number of days during the year the Employee was employed by the Companies; provided, however, nothing herein shall be construed to require the Companies to calculate or pay any bonus prior to the regularly scheduled time for making such calculation or payment.

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         (c)     Accrued but unused vacation and sick leave pay;

         (d) Reimbursement for reasonable and necessary business expenses previously incurred;

         (e) All amounts to which the Employee is entitled under any Profit Sharing Plan of the Company;

         (f) Monthly payments for one year equal to the monthly premium required by the Employee to maintain his life and health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Company's group insurance plans.

                                    ARTICLE V

         Section 5.1: Covenant Not to Compete. During the period of this Agreement and expiring one (1) year after the end of Employee's employment by the Company, Employee shall not, without the approval of the Board of Directors, directly or indirectly compete with Company in the manufacture, sale or distribution of frozen foods or in any other businesses in which the Company may then be active.

                                   ARTICLE VI

         Section 6.1: Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third (3) day after mailing if mailed to the party to whom notice is to be given properly addressed, certified mail, return receipt requested, postage prepaid, addressed as follows:

         Section 6.1.1: In the case of Employee, to his residence as shown on the Company's records; and

         Section 6.1.2:    In the case of the Company, to its principal offices.

         Section 6.2: Waiver of Breach. The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by the same party.

         Section 6.3: Assignment. Neither the Company nor the Employee may assign rights or obligations under this Agreement.

         Section 6.4: Benefit. This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Company and the Employee.

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         Section 6.5:      Amendments.  No charge, alteration or amendment to
                           this Agreement shall be valid or binding upon the parties hereto unless made in writing and signed by both parties hereto.

         Section 6.6: Construction. This Agreement constitutes the entire understanding between the parties and the parties here by declare that there are no oral or other agreements or understandings between them. This Agreement supersedes all previous agreements between the parties.

         Section 6.7: Multiple Counterparts. This Agreement is being executed in multiple identical counterparts, each of which shall be deemed an original, and all of which taken together shall constitute but one and the same instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart executed by the party sought to be charged with performance hereunder.

         Section 6.8: Jurisdiction. The parties agree that the courts of the State of California, and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of California, shall have personal jurisdiction over all parties to this Agreement.

         Section 6.9: Attorneys' Fees. If any civil action, whether at law or in equity, is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, court costs and other reasonable expense of litigation, in addition to other relief to which such party may be entitled.

         Section 6.10: Headings and Pronouns. The subject headings of the sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

IN WITNESS HEREOF, this Agreement has been executed by the Employee and the duly authorized officer of the Company on the day and year first above written effective on the date hereinabove set forth.

            /s/ Andrew Horvath
Employee:  _______________________          Company:

                                            Overhill Farms, Inc.

                                                 /s/ James Rudis
                                            By: ________________________________
                                                James Rudis
                                                President

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